SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

(exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11811 U.S. Highway One Suite 101 North Palm Beach, Florida	33408
(zip code)

Registrant’s telephone number, including area code:     (561) 630-2400__

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2004, Bankrate, Inc. (the “Company”) announced via press release the Company’s results for its third quarter ended September 30, 2004. A copy of the Company’s press release is included herein as Exhibit 99.1. The information provided under this Item 2.02 of Form 8-K, including the press release included as Exhibit 99.1, is being furnished to, but not filed with, the Securities and Exchange Commission.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Principal Officers; Election of Directors; Appointment of Principal Officers.

At its meeting on October 26, 2004, the Board of Directors of the Company elected Richard J. Pinola as a director of the Company. Mr. Pinola is currently Chief Executive Officer of Right Management Consultants, a wholly-owned subsidiary of Manpower, Inc. (NYSE: MAN). Mr. Pinola was not selected as a director pursuant to any arrangement or understanding between him and any other person, and there are no related party transactions between him and the Company. The Board of Directors has determined that Mr. Pinola is an independent director, and meets the requirements for audit committee membership under applicable NASD Rules. Mr. Pinola will initially serve as Chairman of the Audit Committee of the Board of Directors. A copy of the Company’s press release announcing the election of Mr. Pinola is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(1)	None.

(b)	Pro forma financial information.

(1)	None.

(c)	Exhibits.

99.1 Text of press release of Bankrate, Inc. dated October 27, 2004.

99.2 Text of press release of Bankrate, Inc. dated October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: October 28, 2004	by:	/s/ Robert J. DeFranco
Robert J. DeFranco
Senior Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1    Text of press release of Bankrate, Inc. dated October 27, 2004.
99.2    Text of press release of Bankrate, Inc. dated October 25, 2004.